Cloudflare Announces First Quarter 2022 Financial Results

•First quarter total revenue totaled $212.2 million, representing an increase of 54% year-over-year
•Record dollar-based net retention of 127%, representing an increase of 400 basis points year-over-year
•Strong paying customer growth, with a record addition of roughly 14,000 paying customers in the quarter, bringing the total number of paying customers to 154,109
San Francisco, CA, May 5, 2022 — Cloudflare, Inc. (NYSE: NET), the security, performance, and reliability company helping to build a better Internet, today announced financial results for its first quarter ended March 31, 2022.

“Cloudflare had a terrific first quarter of 2022, beating expectations with revenue growth up 54% year-over-year and adding more than 14,000 new paying customers—a quarterly record,” said Matthew Prince, co-founder & CEO of Cloudflare. “Our largest customers continue to get larger, with those spending over $1M a year growing 72 percent year-over-year. The key to our success and customer expansion is innovating at an unrelenting pace, and continued interest in consolidating behind a single vendor that can power multiple network services at scale.”

First Quarter Fiscal 2022 Financial Highlights

•Revenue: Total revenue of $212.2 million, representing an increase of 54% year-over-year.
•Gross Profit: GAAP gross profit was $165.1 million, or 77.8% gross margin, compared to $106.0 million, or 76.8%, in the first quarter of 2021. Non-GAAP gross profit was $166.9 million, or 78.7% gross margin, compared to $107.2 million, or 77.6%, in the first quarter of 2021.
•Operating Income (Loss): GAAP loss from operations was $40.0 million, or 18.9% of total revenue, compared to $31.3 million, or 22.6% of total revenue, in the first quarter of 2021. Non-GAAP income from operations was $4.9 million, or 2.3% of total revenue, compared to a loss from operations of $7.5 million, or 5.4% of total revenue, in the first quarter of 2021.
•Net Income (Loss): GAAP net loss was $41.4 million, compared to $40.0 million in the first quarter of 2021. GAAP net loss per basic and diluted share was $0.13, compared to $0.13 in the first quarter of 2021. Non-GAAP net income was $3.5 million, compared to non-GAAP net loss of $9.3 million in the first quarter of 2021. Non-GAAP net income per diluted share was $0.01, compared to non-GAAP net loss per share of $0.03 in the first quarter of 2021.
•Cash Flow: Net cash flow from operating activities was negative $35.5 million, compared to $23.5 million for the first quarter of 2021. Free cash flow was negative $64.4 million, or 30% of total revenue, compared to negative $2.2 million, or 2% of total revenue, in the first quarter of 2021.
•Cash, cash equivalents, and available-for-sale securities were $1,725.2 million as of March 31, 2022.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

The following forward-looking statements regarding our financial outlook are subject to substantial uncertainty as a result of the ongoing COVID-19 pandemic, reflect our estimates as of May 5, 2022 regarding the impact of the pandemic on our operations, and are highly dependent on numerous factors that we may not be able to predict or control, including, among others: the duration, spread, and severity of the pandemic; actions taken by governments and businesses in response to the pandemic and the resulting impact on our customers, vendors, and partners; the timing of administering COVID-19 vaccines around the world and the long-term efficacy of these vaccines; the impact of the pandemic on global and regional economies and economic activity generally; our ability to continue operating in impacted areas; and customer demand and spending patterns.

For the second quarter of fiscal 2022, we expect:

•Total revenue of $226.5 to $227.5 million
•Non-GAAP loss from operations of $2.0 to $1.0 million
•Non-GAAP net income (loss) per share of $(0.01) to $0.00, utilizing weighted average common shares outstanding of approximately 325 million for a net loss per share, and approximately 344 million for a net income per share

For the full year fiscal 2022, we expect:

•Total revenue of $955.0 to $959.0 million
•Non-GAAP income from operations of $10.0 to $14.0 million
•Non-GAAP net income per share of $0.03 to $0.04, utilizing weighted average common shares outstanding of approximately 345 million

Conference Call Information

Cloudflare will host an investor conference call to discuss its first quarter ended March 31, 2022 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (888) 330-2022 from the United States or (646) 960-0690 internationally with conference ID 1278984. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately one year.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, Twitter account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP net income (loss) from operations and non-GAAP net income (loss) per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, our plans and objectives for future operations, growth, initiatives, or strategies, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the extent and duration of the impact of the COVID-19 pandemic and resulting adverse conditions in the general domestic and global economic markets; the impact of the COVID-19 pandemic on our and our customers’, vendors’, and partners’ operations and future financial performance; our history of net losses; our limited operating history; risks associated with managing our rapid growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to effectively increase sales to large customers; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market; length of sales cycles; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; changes in the legal, tax, and regulatory environment applicable to our business; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on March 1, 2022, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (www.cloudflare.com / @cloudflare) is on a mission to help build a better Internet. Cloudflare’s suite of products protect and accelerate any Internet application online without adding hardware, installing software, or changing a line of code. Internet properties powered by Cloudflare have all web traffic routed through its intelligent global network, which gets smarter with every request. As a result, they see significant improvement in performance and a decrease in spam and other attacks. Cloudflare was named to Entrepreneur Magazine’s Top Company Cultures 2018 list and ranked among the World’s Most Innovative Companies by Fast Company in 2019. Headquartered in San Francisco, CA, Cloudflare has offices in Austin, TX, Champaign, IL, New York, NY, San Jose, CA, Seattle, WA, Washington, D.C., Toronto, Lisbon, London, Munich, Paris, Beijing, Singapore, Sydney, and Tokyo.

Investor Relations Information
Jayson Noland
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$212,167	$138,055
Cost of revenue(1)(2)	47,051	32,084
Gross profit	165,116	105,971
Operating expenses:
Sales and marketing(1)	100,057	69,974
Research and development(1)(3)	67,054	39,527
General and administrative(1)	38,029	27,724
Total operating expenses	205,140	137,225
Loss from operations	(40,024)	(31,254)
Non-operating income (expense):
Interest income	1,061	544
Interest expense(4)	(1,557)	(10,234)
Other income (expense), net	(487)	148
Total non-operating income (expense), net	(983)	(9,542)
Loss before income taxes	(41,007)	(40,796)
Provision for (benefit from) income taxes	374	(833)
Net loss	$(41,381)	$(39,963)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.13)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	323,334	305,947
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$1,323	$523
Sales and marketing	10,379	6,835
Research and development	24,079	11,058
General and administrative	6,018	4,648
Total stock-based compensation and related employer payroll taxes	$41,799	$23,064
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$507	$700
Total amortization of acquired intangible assets	$507	$700
(3) Includes acquisition-related and other expenses as follows:

Research and development	$2,639	$—
Total acquisition-related and other expenses	$2,639	$—
(4) Includes amortization of debt discounts and issuance costs as follows*:

Amortization of debt discounts and issuance costs*	$1,170	$8,971
Total amortization of debt discounts and issuance costs	$1,170	$8,971
* The Company recorded amortization of debt discount as interest expense prior to the adoption of ASU 2020-06 on January 1, 2022.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$151,976	$313,777
Available-for-sale securities	1,573,264	1,508,066
Accounts receivable, net	125,350	95,543
Contract assets	6,329	6,079
Restricted cash short-term	2,487	2,958
Prepaid expenses and other current assets	35,404	29,433
Total current assets	1,894,810	1,955,856
Property and equipment, net	202,432	183,736
Goodwill	28,481	23,530
Acquired intangible assets, net	3,846	1,254
Operating lease right-of-use assets	138,871	130,314
Deferred contract acquisition costs, noncurrent	76,266	70,320
Restricted cash	5,969	4,223
Other noncurrent assets	3,274	2,838
Total assets	$2,353,949	$2,372,071
Liabilities, Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,925	$26,086
Accrued expenses and other current liabilities	40,888	38,085
Accrued compensation	39,978	65,905
Operating lease liabilities	27,305	25,175
Liability for early exercise of unvested stock options	3,870	4,651
Deferred revenue	131,650	116,546
Current portion of convertible senior notes, net	—	12,117
Total current liabilities	276,616	288,565
Convertible senior notes, net	1,432,705	1,146,877
Operating lease liabilities, noncurrent	114,619	109,037
Deferred revenue, noncurrent	5,577	4,680
Other noncurrent liabilities	8,955	7,114
Total liabilities	1,838,472	1,556,273

Temporary equity, convertible senior notes	—	4,439

Stockholders’ Equity:
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of March 31, 2022 and December 31, 2021; 280,412 and 277,708 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	280	277
Class B common stock; $0.001 par value; 315,000 shares authorized as of March 31, 2022 and December 31, 2021; 45,128 and 45,904 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	43	44
Additional paid-in capital	1,215,790	1,494,512
Accumulated deficit	(687,891)	(680,829)
Accumulated other comprehensive loss	(12,745)	(2,645)
Total stockholders’ equity	515,477	811,359
Total liabilities, temporary equity and stockholders’ equity	$2,353,949	$2,372,071

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash Flows From Operating Activities
Net loss	$(41,381)	$(39,963)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	20,014	15,218
Non-cash operating lease costs	8,610	5,346
Amortization of deferred contract acquisition costs	9,662	6,060
Stock-based compensation expense	33,965	18,042
Amortization of debt discount and issuance costs	1,170	8,971
Net accretion of discounts and amortization of premiums on available-for-sale securities	2,195	1,879
Deferred income taxes	6	(1,513)
Provision for bad debt	968	1,470
Other	113	79
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(30,775)	(9,211)
Contract assets	(250)	(122)
Deferred contract acquisition costs	(15,608)	(10,866)
Prepaid expenses and other current assets	(6,775)	614
Other noncurrent assets	(85)	1,361
Accounts payable	1,862	6,181
Accrued expenses and other current liabilities	(25,427)	10,119
Operating lease liabilities	(9,455)	(5,352)
Deferred revenue	16,001	14,646
Other noncurrent liabilities	(277)	535
Net cash provided by (used in) operating activities	(35,467)	23,494
Cash Flows From Investing Activities
Purchases of property and equipment	(24,481)	(22,268)
Capitalized internal-use software	(4,453)	(3,445)
Cash paid for acquisitions, net of cash acquired	(4,380)	—
Purchases of available-for-sale securities	(264,541)	(188,377)
Maturities of available-for-sale securities	187,048	261,822
Other investing activities	2	44
Net cash provided by (used in) investing activities	(110,805)	47,776
Cash Flows From Financing Activities
Repayments of convertible senior notes	(16,571)	—
Proceeds from the exercise of stock options	3,006	7,964
Proceeds from the early exercise of stock options	62	95
Repurchases of unvested common stock	(3)	(150)
Payment of tax withholding obligation on RSU settlement	(748)	(530)
Net cash provided by (used in) financing activities	(14,254)	7,379
Net increase (decrease) in cash, cash equivalents, and restricted cash	(160,526)	78,649
Cash, cash equivalents, and restricted cash, beginning of period	320,958	118,146
Cash, cash equivalents, and restricted cash, end of period	$160,432	$196,795

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of cost of revenue:
GAAP cost of revenue	$47,051	$32,084
Less: Stock-based compensation and related employer payroll taxes	(1,323)	(523)
Less: Amortization of acquired intangible assets	(507)	(700)
Non-GAAP cost of revenue	$45,221	$30,861
Reconciliation of gross profit:
GAAP gross profit	$165,116	$105,971
Add: Stock-based compensation and related employer payroll taxes	1,323	523
Add: Amortization of acquired intangible assets	507	700
Non-GAAP gross profit	$166,946	$107,194
GAAP gross margin	77.8%	76.8%
Non-GAAP gross margin	78.7%	77.6%
Reconciliation of operating expenses:
GAAP sales and marketing	$100,057	$69,974
Less: Stock-based compensation and related employer payroll taxes	(10,379)	(6,835)
Non-GAAP sales and marketing	$89,678	$63,139
GAAP research and development	$67,054	$39,527
Less: Stock-based compensation and related employer payroll taxes	(24,079)	(11,058)
Less: Acquisition-related and other expenses	(2,639)	—
Non-GAAP research and development	$40,336	$28,469
GAAP general and administrative	$38,029	$27,724
Less: Stock-based compensation and related employer payroll taxes	(6,018)	(4,648)
Non-GAAP general and administrative	$32,011	$23,076
Reconciliation of income (loss) from operations:
GAAP loss from operations	$(40,024)	$(31,254)
Add: Stock-based compensation and related employer payroll taxes	41,799	23,064
Add: Amortization of acquired intangible assets	507	700
Add: Acquisition-related and other expenses	2,639	—
Non-GAAP income (loss) from operations	$4,921	$(7,490)
GAAP operating margin	(18.9)%	(22.6)%
Non-GAAP operating margin	2.3%	(5.4)%

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of interest expense:
GAAP interest expense	$(1,557)	$(10,234)
Add: Amortization of debt discount and issuance costs(1)	1,170	8,971
Non-GAAP interest expense	$(387)	$(1,263)
Reconciliation of provision for (benefit from) income taxes:
GAAP provision for (benefit from) income taxes	$374	$(833)
Income tax effect of non-GAAP adjustments	1,284	2,103
Non-GAAP provision for income taxes	$1,658	$1,270

Reconciliation of net income (loss) and net income (loss) per share:
GAAP net loss attributable to common stockholders	(41,381)	(39,963)
Add: Stock-based compensation and related employer payroll taxes	41,799	23,064
Add: Amortization of acquired intangible assets	507	700
Add: Acquisition-related and other expenses	2,639	—
Add: Amortization of debt discount and issuance costs(1)	1,170	8,971
Income tax effect of non-GAAP adjustments	(1,284)	(2,103)
Non-GAAP net income (loss)	$3,450	$(9,331)

GAAP net loss per share, basic	$(0.13)	$(0.13)

GAAP net loss per share, diluted	$(0.13)	$(0.13)
Add: Stock-based compensation and related employer payroll taxes	0.13	0.08
Add: Amortization of acquired intangible assets	—	—
Add: Acquisition-related and other expenses	0.01	—
Add: Amortization of debt discount and issuance costs(1)	—	0.03
Income tax effect of non-GAAP adjustment	—	(0.01)
Effect of dilutive shares	—	—
Non-GAAP net income (loss) per share, diluted(2)(3)	$0.01	$(0.03)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	323,334	305,947
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, diluted(3)	341,589	305,947
____________
(1) The Company recorded amortization of debt discount as interest expense prior to the adoption of ASU 2020-06 on January 1, 2022.
(2) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.
(3) For the period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average shares, adjusted for dilutive potential shares that were assumed outstanding during period.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Free cash flow
Net cash provided by (used in) operating activities	$(35,467)	$23,494
Less: Purchases of property and equipment	(24,481)	(22,268)
Less: Capitalized internal-use software	(4,453)	(3,445)
Free cash flow	$(64,401)	$(2,219)
Net cash provided (used in) investing activities	$(110,805)	$47,776
Net cash provided by (used in) financing activities	$(14,254)	$7,379
Net cash provided by (used in) operating activities (percentage of revenue)	(17)%	17%
Less: Purchases of property and equipment (percentage of revenue)	(11)%	(17)%
Less: Capitalized internal-use software (percentage of revenue)	(2)%	(2)%
Free cash flow margin(1)	(30)%	(2)%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by (used in) operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Expenses Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We exclude amortization of issuance costs, which is a non-cash expense, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business. Prior to adoption of ASU 2020-06 on January 1, 2022, we recorded amortization of debt discount as interest expense.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. We define non-GAAP income (loss) from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, and acquisition-related and other expenses.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share, Diluted. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, amortization of issuance costs, loss on extinguishment of debt, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, and amortization of issuance costs. We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Calculation of non-GAAP net loss per share, diluted excludes all potentially dilutive securities as their effect is antidilutive. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average common shares outstanding, adjusted for dilutive potential shares that were assumed outstanding during period. Currently, potential dilutive effect mainly consists of employee equity incentive plans and convertible senior notes. We believe that excluding these items from non-GAAP net income (loss) share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.